UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 25, 2025

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-33886	22-2786081
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	file Number)	Identification No.)

1000 N West St., Suite 1200, Wilmington, Delaware	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (410) 654-3315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2025 (the “Effective Date”), the Registrant entered into a Change in Control Bonus Agreement with its Chief Financial Officer, Tracy Clifford, who also serves as Chief Operating Officer of the Registrant’s OmniMetrix, LLC subsidiary. Pursuant to the agreement, if (1) the Registrant were to consummate a Change in Control (as defined in the agreement) during the period of time beginning on the Effective Date and ending eighteen (18) months thereafter (provided that such period would be extended up to an additional six (6) months if during the aforementioned eighteen (18) month-period the Registrant were to enter into a definitive agreement or legally binding term sheet for a transaction which would result in a Change in Control), and (2) Ms. Clifford has remained in continuous service as Chief Operating Officer of, or in a similar executive capacity at, OmniMetrix from the Effective Date through consummation of the Change in Control, then the Registrant would pay her, contemporaneous with the consummation of the Change in Control, a lump-sum cash bonus payment equal to $100,000 multiplied by the the number of years (including partial years, for which an appropriate fraction will be added to the number of whole years) in the period commencing December 1, 2019, and ending upon the earlier of (A) consummation of the Change in Control, (B) the date of involuntary termination of her service other than for cause or due to death or disability, or (C) the date of voluntary termination of her service (provided, however, that in the event of voluntary termination of service by Ms. Clifford for any reason prior to a Change in Control, she would be entitled to a payment equal to seventy percent (70%) of the bonus upon the occurrence of a Change in Control within the Change in Control period, payable contemporaneous with the consummation of the Change in Control).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Change in Control Bonus Agreement, dated as of March 25, 2025, by and between Acorn Energy, Inc., and Tracy Clifford (this exhibit includes a management contract, compensatory plan or arrangement in which one or more directors or executive officers of the Registrant participate)
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 26th day of March, 2025.

ACORN ENERGY, INC.

By:	/s/ Tracy S. Clifford
Name:	Tracy S. Clifford
Title:	Chief Financial Officer